Exhibit 99.1

SupportSoft Reports First Quarter Results
License Revenue Grows 58 Percent Year-over-Year

REDWOOD CITY, Calif., April 26, 2007 — SupportSoft, Inc. (NASDAQ: SPRT), a leader in technology problem resolution, today reported unaudited financial results for its first quarter ended March 31, 2007.

Total revenue for the first quarter of 2007 was $10.4 million, an increase of 27 percent from $8.2 million in the first quarter of 2006. License revenue for the first quarter of 2007 was $3.2 million, up 58 percent from $2.1 million in the first quarter of 2006. Services revenue for the first quarter of 2007 was $3.3 million, up 44 percent from $2.3 million in the first quarter of 2006. Maintenance revenue was $3.9 million for the first quarter of both 2007 and 2006.

Non-GAAP net loss for the first quarter of 2007 was $4.4 million, or $(0.10) per share, compared to a net loss of $3.3 million, or $(0.07) per share, in the first quarter of 2006. Non-GAAP results exclude stock compensation expense of $1.2 million and $661,000 for the first quarter of 2007 and the first quarter of 2006, respectively. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

On a GAAP basis, net loss for the first quarter of 2007 was $5.6 million, or $(0.13) per share, compared to a net loss of $3.9 million, or $(0.09) per share, in the first quarter of 2006.

Cash and marketable securities at March 31, 2007 was $119 million, compared to $120 million at December 31, 2006.

“We’re pleased to deliver strong year-over-year growth in our traditional markets while successfully launching our new consumer offerings,” said Josh Pickus, President and CEO of SupportSoft. “We’re investing to accelerate progress on both fronts during the balance of the year.”

Recent Highlights

•                  Palm selects SupportSoft to deliver consumer-facing technology support software

•                  DELL announces launch of PC Tune-Up service powered by SupportSoft

•                  Nationally recognized telecommunications provider selects SupportSoft for pilot of consumer technology support services

•                  InfiniSys Electronic Architects partners with SupportSoft to provide technology support services for residents of apartments, condominiums, mixed-use developments, master-planned communities and student housing

•                  support.com achieves 76% month-over-month order growth in March 2007

•                  Ericsson establishes strategic relationship with SupportSoft for fixed wireless device management

•                  Managed service providers CSC and CompuCom expand relationships with SupportSoft

•                  SupportSoft announces Accelerator, a new product for enterprise IT organizations

Financial Outlook

For the second quarter of 2007, SupportSoft currently expects total revenue of $11 million to $12 million and a non-GAAP net loss of $(0.11) to $(0.13) per share. For the full year, the Company continues to expect total revenues of $54 million to $58 million and a non-GAAP net loss of $(0.29) to $(0.35) per share.

Conference Call

SupportSoft will host a conference call discussing the Company’s first quarter 2007 results on Thursday, April 26, 2007 starting at 4:30 p.m. EDT (1:30 p.m. PDT). A live webcast of the call will be available on the Investor Relations section of the Company’s web site at http://www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website or by dialing (617) 801-6888 and entering passcode 31818272.

About SupportSoft

SupportSoft (NASDAQ: SPRT) is a leading provider of technology problem resolution software and services. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company has expanded its offerings and now provides Instant Technology Relief to frustrating technology problems directly to consumers at http://www.support.com. For more information about the Company and its corporate offerings, visit supportsoft.com; for Instant Technology Relief(SM) to consumer technology problems, visit http://www.support.com or dial 1-800-PC-SUPPORT.

Cautionary Note Regarding Forward Looking Statements

This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, beliefs, intentions and strategies regarding the future. Words such as “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. These are statements that relate to future events and include, but are not limited to, statements related to: the Company’s expected future revenue, loss per share and cash balance; anticipated features and benefits of the Company’s products and services; continued collaboration with strategic partners; assessments of the Company’s future growth; and the Company’s future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter are different than the results set forth in this press release; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue caused by our reliance on a few large transactions in any period; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the support automation software market and in the consumer technology support market; our limited experience in servicing consumers directly; our dependence on and our ability to establish and maintain third-party alliances to help us sell our software and provide our services; our ability to manage rapid headcount growth and outsourced facilities; our ability to expand and manage our professional services organization; expectations regarding our international business; diversion of management attention to litigation matters or strategic matters; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain sufficient patent protection; the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Annual Report on Form 10-K. You can locate these filings on the Investor Relations page of our website, http://www.supportsoft.com/investors. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expense from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share. We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies which present similar non-GAAP financial measures. We also believe that investors benefit from seeing “through the eyes of management” as our internal plans and incentive compensation programs are based on the non-GAAP financial measures we present in this press release. SupportSoft also believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, the Company’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results. We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions. We also continuously re-evaluate which non-GAAP measures are appropriate.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenues:
License	$3,248	$2,051
Maintenance	3,923	3,929
Services	3,255	2,257
Total revenues	10,426	8,237

Costs and expenses:
Cost of license	38	104
Cost of maintenance	638	252
Cost of services	4,483	2,890
Amortization of intangible assets	272	272
Research and development	2,271	2,525
Sales and marketing	7,460	5,134
General and administrative	2,524	2,130

Total costs and expenses	17,686	13,307

Loss from operations	(7,260)	(5,070)

Interest income and other, net	1,853	1,304

Loss before income taxes	(5,407)	(3,766)

Provision for income taxes	(215)	(166)

Net loss	$(5,622)	$(3,932)

Net loss per share:
Basic	$(0.13)	$(0.09)
Diluted	$(0.13)	$(0.09)

Shares used in computing per share amounts:
Basic	44,930	43,835
Diluted	44,930	43,835

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
GAAP costs and expenses	17,686	13,307
Total stock-based compensation	(1,184)	(661)
Non-GAAP costs and expenses	16,502	12,646

Detail of costs and operating expenses:
GAAP cost of maintenance	638	252
Stock-based compensation	(16)	(2)
Non-GAAP cost of maintenance	622	250

GAAP cost of services	4,483	2,890
Stock-based compensation	(184)	(61)
Non-GAAP cost of services	4,299	2,829

GAAP research and development expense	2,271	2,525
Stock-based compensation	(116)	(105)
Non-GAAP research and development expense	2,155	2,420

GAAP sales and marketing expense	7,460	5,134
Stock-based compensation	(454)	(185)
Non-GAAP sales and marketing expense	7,006	4,949

GAAP general and administrative expense	2,524	2,130
Stock-based compensation	(414)	(308)
Non-GAAP general and administrative expense	2,110	1,822

GAAP loss from operations	(7,260)	(5,070)
Total stock-based compensation	1,184	661
Non-GAAP loss from operations	(6,076)	(4,409)

GAAP loss before income taxes	(5,407)	(3,766)
Total stock-based compensation	1,184	661
Non-GAAP loss before income taxes	(4,223)	(3,105)

GAAP net loss	$(5,622)	$(3,932)
Total stock-based compensation	$1,184	$661
Non-GAAP net loss	$(4,438)	$(3,271)

Basic net loss per share
GAAP	$(0.13)	$(0.09)
Non-GAAP	$(0.10)	$(0.07)

Diluted net loss per share
GAAP	$(0.13)	$(0.09)
Non-GAAP	$(0.10)	$(0.07)

Shares used in computing per share amounts
Basic	44,930	43,835
Diluted	44,930	43,835

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense from the GAAP financial results. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and marketable securities	$119,079	$119,891
Accounts receivable, net	10,528	15,144
Prepaid expenses and other current assets	2,763	2,894
Total current assets	132,370	137,929
Property and equipment, net	2,323	937
Goodwill	9,792	9,792
Intangible assets, net	2,882	3,155
Other assets	800	792

Total assets	$148,167	$152,605

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$2,707	$2,443
Other accrued liabilities	3,458	3,813
Deferred revenue	11,304	13,613
Other long-term liabilities	611	233
Total liabilities	$18,080	$20,102

Stockholders’ equity:
Common stock	$4	$4
Additional paid-in-capital	205,651	202,440
Accumulated other comprehensive loss	(756)	(751)
Accumulated deficit	(74,812)	(69,190)
Total stockholders’ equity	$130,087	$132,503

Total liabilities and stockholders’ equity	$148,167	$152,605

2007 amounts are subject to completion of management’s and its independent auditor’s customary closing and review procedures.

CONTACT:

Investors
Carolyn Bass, Zach Barnes
Market Street Partners
415-445-3235
sprt@marketstreetpartners.com

Media
Jennifer Massaro
650-556-8596
pr@supportsoft.com

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